              As Filed With the Securities and Exchange Commission
                               on October 2, 1996

                                                           Registration No. 333-

 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ................................................................................

                               REGAL CINEMAS, INC.
             (Exact name of registrant as specified in its charter)

                 TENNESSEE                                        62-1412720
      (State or other jurisdiction of                          (I.R.S. Employer
       incorporation or organization)                        Identification No.)

         7132 COMMERCIAL PARK DRIVE
            KNOXVILLE, TENNESSEE                                    37918
  (Address of Principal Executive Offices)                        (Zip Code)

                       1993 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             HERBERT S. SANGER, JR.
                                1801 PLAZA TOWER
                           KNOXVILLE, TENNESSEE 37929
                     (Name and address of agent for service)

                                 (423) 525-4600

          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 Title of securities to                                  Proposed maximum          Proposed maximum
     be registered         Amount to be registered   offering price per share   aggregate offering price  Amount of registration fee
====================================================================================================================================
Common Stock (1)               1,517,251 shares               $12.36                $18,748,603.53                $5,681.40
------------------------------------------------------------------------------------------------------------------------------------

Common Stock                   1,070,249 shares (2)           $23.69         (3)    $25,354,198.81     (3)        $7,683.09
------------------------------------------------------------------------------------------------------------------------------------

       Total                   2,587,500 shares                                     $44,102,802.34                $13,364.49
====================================================================================================================================

(1) Represents 644,626 shares reserved for issuance at $9.78 per share, 33,750 shares reserved for issuance at $10.07 per share, 497,250 shares reserved for issuance at $12.33 per share, 311,625 shares reserved for issuance at $17.05 per share, and 30,000 shares reserved for issuance at $22.00 per share under the Company's 1993 Employee Stock Incentive Plan.

(2) Represents shares reserved for issuance pursuant to grants under the Company's 1993 Employee Stock Incentive Plan.

(3) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value, of Regal Cinemas, Inc., a Tennessee corporation (the "Registrant"), for the Registrant's 1993 Employee Stock Incentive Plan, as amended.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

         The Registration Statement on Form S-8 (Registration No. 33-74634) previously filed by the Registrant with the Securities and Exchange Commission on January 31, 1994, is hereby incorporated by reference herein.

Item 8.  Exhibits

            Exhibit Number                                     Description
        -----------------------   ----------------------------------------------------------------------
                   5              Opinion of Bass, Berry & Sims PLC

                 23.1             Consents of Coopers & Lybrand, L.L.P.

                 23.2             Consent of Ernst & Young LLP

                 23.3             Consent of Deloitte & Touche LLP

                 23.4             Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

                  24              Power of Attorney (included on pages II-3 and II-4)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 30th day of September, 1996.

                                    REGAL CINEMAS, INC.

                                    By:/s/ Michael L. Campbell
                                       --------------------------------------
                                        Michael L. Campbell
                                        Chairman of the Board, President and
                                        Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Michael L. Campbell and Lewis Frazer III, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                    Date
---------                                      -----                                    ----

/s/ Michael L. Campbell                        Chairman of the Board,                   September 30, 1996
--------------------------------------------       President, Chief Executive
Michael L. Campbell                                Officer and Director
                                                   (Principal Executive
                                                   Officer)

/s/ Lewis Frazer III                           Chief Financial Officer and              September 30, 1996
--------------------------------------------       Treasurer (Principal
Lewis Frazer III                                   Financial and Accounting
                                                   Officer)

/s/ R. Neal Melton                             Vice President Construction-             September 30, 1996
--------------------------------------------       Equipment, Secretary and
R. Neal Melton                                     Director


/s/ Philip D. Borack                           Director                                 September 30, 1996
--------------------------------------------
Philip D. Borack

Signature                                      Title                                    Date
---------                                      -----                                    ----


/s/ Michael E. Gellert                         Director                                 September 30, 1996
--------------------------------------------
Michael E. Gellert



/s/ J. David Grissom                           Director                                 September 30, 1996
--------------------------------------------
J. David Grissom



/s/ William H. Lomicka                         Director                                 September 30, 1996
--------------------------------------------
William H. Lomicka





/s/ Herbert S. Sanger, Jr.                     Director                                 September 30, 1996
--------------------------------------------
Herbert S. Sanger, Jr.





/s/ Jack Tyrrell                               Director                                 September 30, 1996
--------------------------------------------
Jack Tyrrell

                                  EXHIBIT INDEX

      Exhibit                          Description
      Number
-------------------   ------------------------------------------------


         5            Opinion of Bass, Berry & Sims PLC

       23.1           Consents of Coopers & Lybrand, L.L.P.

       23.2           Consent of Ernst & Young LLP

       23.3           Consent of Deloitte & Touche LLP

       23.4           Consent of Bass, Berry & Sims PLC (included in
                      Exhibit 5)

         24           Power of Attorney (included on pages II-2 and II-3)